PILGRIM'S PRIDE CORPORATION ANNOUNCES DEFINITIVE WRITTEN AGREEMENT
WITH LENDERS ON TEMPORARY COVENANT WAIVER

PITTSBURG, Texas, September 29, 2008 – Pilgrim's Pride Corporation (NYSE: PPC) today announced that on September 26, 2008, it successfully completed a definitive written agreement with its lenders to temporarily waive the fixed-charge coverage ratio covenant under its credit facilities through October 28, 2008.  The lenders also have agreed to continue to provide liquidity under these credit facilities during this same 30-day period in accordance with the terms of the waiver agreement.

Pilgrim’s Pride had requested the temporary waiver after notifying lenders that it expects to report a significant loss in the fourth quarter of fiscal 2008, which ended September 27, when it files its Form 10-K for such period.  The company attributed the anticipated loss to high feed-ingredient costs, continued weak pricing and demand for breast meat, and the significant negative impact of hedged grain positions during the quarter.  The company does not anticipate that any significant hedging gains or losses will be recognized beyond the fourth quarter of fiscal 2008 on the few positions that remained open past the end of such period.

Separately, Pilgrim’s Pride also announced that it has retained Bain Corporate Renewal Group to work with management on a range of strategic issues and operational improvements.  Additionally, Pilgrim’s Pride has engaged Lazard as its investment banker to provide strategic advice regarding refinancing and recapitalization opportunities.

About Pilgrim’s Pride
Pilgrim's Pride Corporation is the largest chicken company in the United States and Puerto Rico and the second-largest in Mexico. Pilgrim's Pride employs approximately 53,500 people and operates 36 chicken processing plants and 12 prepared-foods facilities. Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit http://www.pilgrimspride.com.

Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including as to anticipated hedging gains or losses and changes in pricing, demand and market conditions for chicken products and profitability, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements.  Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients and chicken; compliance with covenants in credit facilities in a volatile and adverse market; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; changes in laws or regulations affecting our operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause our costs of doing business to increase, cause us to change the way in which we do business, or otherwise disrupt our operations; competitive factors and pricing pressures or the loss of one or more of our largest customers; inability to consummate, or effectively integrate, any acquisition  or realize the associated cost savings and operating synergies currently anticipated; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:                                         Gary Rhodes
Vice President, Corporate Communications & Investor Relations
(903) 434-1495